Exhibit 99.1
Silvaco Reports Second Quarter 2024 Financial Results
Quarterly revenue of $15.0 million, up 19% year-over-year at the high end of guidance
Quarterly bookings of $19.5 million, up 36% year-over-year exceeding guidance

SANTA CLARA, Calif. - August 7, 2024 -- Silvaco Group, Inc. (Nasdaq: SVCO, “Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced its second quarter 2024 results.

“I am thrilled to announce that Silvaco reported strong financial results for its first quarter as a public company,” said Babak Taheri, Silvaco’s Chief Executive Officer. Dr. Taheri continued, “Our revenue came in at the high end of our guidance, driven by strong demand for our products across various sectors. We believe this momentum will continue into the second half of the year. Moreover, we are seeing growing customer interest in our digital twin product, which is a good sign for our future growth.”

Commenting on the financial results and outlook, Ryan Benton, Silvaco’s Chief Financial Officer, added, “Our strong bookings for the second quarter exceeded our expectations, and revenue came in at the high end of our guidance range, driven by strong demand from our customers. For quarterly bookings, we are raising guidance for the full-year and maintaining our revenue guidance for the full-year.”

Second Quarter 2024 Financial Results

GAAP Financial Results

•Revenue of $15.0 million, up 19% year-over-year, seasonally down 6% quarter-over-quarter.
◦TCAD revenue of $10.4 million, up 34% year-over-year.
◦EDA revenue of $3.0 million, up 20% year-over-year.
◦SIP revenue of $1.6 million, down 30% year-over-year.
•GAAP gross profit and GAAP gross margin were $10.1 million and 68%, respectively, which includes the impact of $2.5 million stock-based compensation, down from $10.2 million and 81% year over year.
•GAAP operating expenses of $47.9 million, which includes $19.3 million stock-based compensation and a $14.7 million charge for acquisition related estimated litigation claim, increased from $10.4 million in Q2 2023.
•GAAP operating loss and margin of $(37.8) million and (253)%, compared to $(0.2) million and (2)% in Q2 2023, respectively.
•GAAP net loss of $(38.4) million, compared to a GAAP net loss of $(0.3) million in Q2 2023.
•GAAP basic and diluted net loss per share of $(1.55).
•As of June 30, 2024, cash and cash equivalents and marketable securities totaled $102.3 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $19.5 million, up 36% year-over-year.
•As of June 30, 2024, remaining performance obligation ("RPO") balance of $33.2 million, 47% of which is expected to be recognized as revenue in the next 12 months, up $4.0 million and 14% sequentially from Q1 2024 due to strong bookings.

•Non-GAAP gross profit and non-GAAP gross margin were $12.8 million and 86%, respectively, up from $10.2 million and 81% year over year.
•Non-GAAP operating expenses of $11.2 million, up from $9.3 million in Q2 2023.
•Non-GAAP operating income and non-GAAP operating margin of $1.7 million and 11%, compared to $0.8 million and 6% in Q2 2023, respectively.
•Non-GAAP net income of $1.8 million, compared to $0.8 million in Q2 2023.
•Non-GAAP diluted net income per share of $0.07.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric for Silvaco's second quarter 2024, first quarter 2024 and second quarter 2023 results, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Second Quarter 2024 Business Highlights

•Introduced and monetized artificial intelligence-based platform for digital twin modeling named Fab Technology Co-Optimization (FTCO™) used at wafer-level fabrication facilities. Announced enhanced partnership with Micron Technology, which included expanding the FTCO™ partnership and securing a $5.0 million investment.

•Strong TCAD and EDA quarterly revenues with a key FTCO™ digital-twin modeling product sale to memory customer and ten new customer wins, partially offset by lower SIP revenue. Additionally, we have extended a SIP licensing agreement for an additional five years starting April 1, 2024.

•Completed initial public offering in May, raising $106 million net of underwriters' fees.

Supplementary materials to this press release, including our second quarter 2024 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

Third Quarter and Full Year 2024 Financial Outlook

As of August 7, 2024, Silvaco is providing guidance for its third quarter of 2024 and its full-year 2024, which represents Silvaco’s current estimates on its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of non-GAAP gross margin and non-GAAP operating income. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin, and GAAP operating income is the most comparable GAAP measure to non-GAAP operating income. Non-GAAP operating income differs from GAAP operating income in that it excludes items such as certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges and executive severance costs. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin or GAAP operating income or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating income guidance to GAAP gross margin or GAAP operating income, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for third quarter 2024 the following:

•Gross bookings in the range of $16.0 million to $18.0 million, which would represent a 28% to 44% increase from the third quarter of 2023.

•Revenue in the range of $15.5 million to $16.5 million, which would represent a 4% to 10% increase from the third quarter of 2023.

•Non-GAAP gross margin to be in the range of 85% to 88%.

•Non-GAAP operating income in the range of $1.8 million to $2.8 million, which would represent a 34% decrease to 2% increase from the third quarter of 2023.

For full year 2024, the Company expects:

•Gross bookings of $67.0 million to $71.0 million, which would represent a 15% to 22% increase from 2023.

•Revenue of $63.0 million to $66.0 million, which would represent a 16% to 22% increase from 2023.

•Non-GAAP gross margin to be in the range of 85% to 89%.

•Non-GAAP operating income of $8.0 million to $11.0 million, which would represent a 82% to 150% increase from 2023.

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and Hamas and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our expectations regarding the outcome of any ongoing litigation; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (v) our status as a controlled company; and (w) our use of the net proceeds from our initial public offering.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting the Silvaco’s business is contained in Silvaco's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco's website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit and non-GAAP gross margin as our GAAP gross profit and GAAP gross margin adjusted to exclude certain costs, including stock-based compensation and amortization of acquired intangible assets. We define non-GAAP operating expenses, non-GAAP operating income (loss), and non-GAAP operating margin as our GAAP operating expenses, GAAP operating income

(loss), and GAAP operating margin, in each case, adjusted to exclude certain costs, including certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges, and executive severance costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges, executive severance costs, change in fair value of contingent consideration, foreign exchange (gain) loss, loss on extinguishment of debt, and the income tax effect on non-GAAP items. Our non-GAAP net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating expenses, GAAP operating income (loss), GAAP operating margin, and net income (loss) for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)
	June 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$34,274	$4,421
Short-term marketable securities	54,611	—
Accounts receivable, net	6,781	4,006
Contract assets, net	9,175	8,749
Prepaid expenses and other current assets	3,369	2,549
Deferred transaction costs	—	1,163
Total current assets	108,210	20,888
Long-term assets:
Long-term marketable securities	13,392	—
Property and equipment, net	742	591
Operating lease right-of-use assets, net	2,144	1,963
Intangible assets, net	4,956	342
Goodwill	9,026	9,026
Long-term portion of contract assets, net	9,096	6,250
Other assets	1,845	1,825
Total long-term assets	41,201	19,997
Total assets	$149,411	$40,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,572	$2,495
Accrued expenses and other current liabilities	23,748	10,255
Accrued income taxes	2,288	1,626
Deferred revenue, current	8,519	7,882
Operating lease liabilities, current	863	735
Related party line of credit	—	2,000
Vendor financing obligation, current	2,049	—
Total current liabilities	40,039	24,993
Long-term liabilities:
Deferred revenue, non-current	3,337	5,071
Operating lease liabilities, non-current	1,266	1,198
Vendor financing obligation, non-current	2,738	—
Other long-term liabilities	185	221
Total liabilities	47,565	31,483
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024; no shares authorized as of December 31, 2023	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 26,294,217 shares issued and outstanding as of June 30, 2024; 25,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2023	3	2
Additional paid-in capital	129,837	—
(Accumulated deficit) Retained earnings	(25,618)	11,392
Accumulated other comprehensive loss	(2,376)	(1,992)
Total stockholders' equity	101,846	9,402
Total liabilities and stockholders' equity	$149,411	$40,885

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited, in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Software license revenue	$11,023	$8,845	$23,281	$19,510
Maintenance and service	3,937	3,680	7,568	7,306
Total revenue	14,960	12,525	30,849	26,816
Cost of revenue	4,861	2,373	6,834	4,398
Gross profit	10,099	10,152	24,015	22,418
Operating expenses:
Research and development	7,707	3,169	11,323	6,544
Selling and marketing	7,171	2,930	10,483	5,735
General and administrative	18,314	4,258	22,914	8,811
Estimated litigation claim	14,696	—	14,696	—
Total operating expenses	47,888	10,357	59,416	21,090
Operating (loss) income	(37,789)	(205)	(35,401)	1,328
Loss on debt extinguishment	(718)	—	(718)	—
Interest income	682	2	682	3
Interest and other expense, net	(349)	(240)	(554)	(572)
(Loss) income before income tax provision	(38,174)	(443)	(35,991)	759
Income tax provision (benefit)	214	(112)	1,019	276
Net (loss) income	$(38,388)	$(331)	$(37,010)	$483
(Loss) earnings per share attributable to common stockholders:
Basic and diluted	$(1.55)	$(0.02)	$(1.66)	$0.02
Weighted average shares used in computing per share amounts:
Basic and diluted	24,811,112	20,000,000	22,405,557	20,000,000

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(37,010)	$483
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	475	309
Stock-based compensation expense	21,829	—
Provision for credit losses	143	43
Estimated litigation claim	14,696	—
Loss on debt extinguishment	718	—
Accretion of discount on marketable securities, net	(194)	—
Change in fair value of contingent consideration	(18)	341
Changes in operating assets and liabilities:
Accounts receivable	(3,102)	759
Contract assets	(4,081)	290
Prepaid and other current assets	(882)	(13)
Other assets	(84)	—
Accounts payable	(2)	(1,068)
Accrued expenses	(1,321)	(652)
Accrued income taxes	687	(107)
Deferred revenue	(673)	1,368
Other current liabilities	34	830
Other long-term liabilities	(9)	(417)
Net cash (used in) provided by operating activities	(8,794)	2,166
Cash flows from investing activities:
Purchases of marketable securities	(67,809)	—
Purchases of property and equipment	(56)	(202)
Net cash used in investing activities	(67,865)	(202)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting fees	106,020	—
Proceeds from issuance of convertible note, net of debt issuance costs	4,852	—
Proceeds from loan facility	4,250	—
Repayment of loan facility	(4,250)	—
Repayment of 2022 line of credit	(2,000)	—
Deferred transaction costs	(2,126)	—
Contingent consideration	(22)	(921)
Payments of vendor financing obligation	(300)	—
Net cash provided by (used in) financing activities	106,424	(921)
Effect of exchange rate fluctuations on cash and cash equivalents	88	(173)
Net increase in cash and cash equivalents	29,853	870
Cash and cash equivalents, beginning of period	4,421	5,478
Cash and cash equivalents, end of period	$34,274	$6,348

SILVACO GROUP, INC.
REVENUE
(Unaudited, in thousands)

	2023						2024
	Q1	Q2	Q3	Q4	Year		Q1	Q2
Revenue by Product Line:
TCAD	62%	62%	52%	62%	59%		66%	69%
EDA	29%	20%	31%	22%	26%		30%	20%
IP	9%	18%	17%	16%	15%		4%	11%
Total revenue	100%	100%	100%	100%	100%	—%	100%	100%

Revenue Item Category:
Software license revenue	75%	71%	74%	70%	73%		77%	74%
Maintenance and service	25%	29%	26%	30%	27%		23%	26%
Total revenue	100%	100%	100%	100%	100%		100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
Reconciliation GAAP to Non-GAAP	6/30/2024	6/30/2023	6/30/2024	6/30/2023

GAAP Gross profit	$10,099	$10,152	$24,015	$22,418
Add: Stock-based compensation	2,467	—	2,467	—
Add: Amortization of acquired intangible assets	249	—	249	—
Non-GAAP Gross profit	$12,815	$10,152	$26,731	$22,418

GAAP Research and development	$7,707	$3,169	$11,323	$6,544
Less: Stock-based compensation	(4,065)	—	(4,065)	—
Less: Amortization of acquired intangible assets	(47)	(74)	(117)	(175)
Non-GAAP Research and Development	$3,595	$3,095	$7,141	$6,369

GAAP Sales and marketing	$7,171	$2,930	$10,483	$5,735
Less: Stock-based compensation	(3,552)	—	(3,552)	—
Less: Amortization of acquired intangible assets	(39)	—	(178)	—
Non-GAAP Sales and marketing	$3,580	$2,930	$6,753	$5,735

GAAP General and administrative	$18,314	$4,258	$22,914	$8,811
Less: Stock-based compensation	(11,745)	—	(11,745)	—
Less: Acquisition-related estimated litigation claim and legal costs	(2,021)	(233)	(2,615)	(469)
Less: Amortization of acquired intangible assets	(568)	(711)	(695)	(979)
Non-GAAP General and administrative	$3,980	$3,314	$7,859	$7,363

GAAP Estimated litigation claim	$14,696	$—	$14,696	$—
Less: Acquisition-related estimated litigation claim and legal costs	(14,696)	—	(14,696)	—
Non-GAAP Estimated litigation claim	—	—	—	—

GAAP Operating expenses	$47,888	$10,357	$59,416	$21,090
Less: Stock-based compensation	(19,362)	—	(19,362)	—
Less: Acquisition related estimated litigation claim and legal costs	(16,717)	(233)	(17,311)	(469)
Less: IPO preparation costs	(607)	(711)	(873)	(979)
Less: Amortization of acquired intangible assets	(47)	(74)	(117)	(175)
Non-GAAP Operating expenses	$11,155	$9,339	$21,753	$19,467

GAAP Income (loss) from operations	$(37,789)	$(205)	$(35,401)	$1,328
Add: Stock-based compensation	21,829	—	21,829	—
Add: Acquisition related estimated litigation claim and legal costs	16,717	233	17,311	469
Add: IPO preparation costs	607	711	873	979
Add: Amortization of acquired intangible assets	296	74	366	175
Non-GAAP Income (loss) from operations	$1,660	$813	$4,978	$2,951

GAAP Net income (loss)	$(38,388)	$(331)	$(37,010)	$483
Add: Stock-based compensation	21,829	—	21,829	—
Add: Acquisition related estimated litigation claim and legal costs	16,717	233	17,311	469
Add: IPO preparation costs	607	711	873	979
Add: Amortization of acquired intangible assets	296	74	366	175
Add: Loss on debt extinguishment	718	—	718	—
Add: Change in fair value of contingent consideration	(10)	65	(18)	341
Add: Foreign exchange loss	114	168	244	415
Add: Income tax effect of non-GAAP adjustments	(43)	(81)	(76)	(104)
Non-GAAP Net income (loss)	$1,840	$839	$4,237	$2,758

GAAP Net income (loss) per share:
Basic and diluted:	$(1.55)	$(0.02)	$(1.65)	$0.02

Non-GAAP Net income (loss) per share:
Basic :	$0.07	$0.04	$0.19	$0.14
Diluted:	$0.07	$0.04	$0.18	$0.14

Weighted average shares used in GAAP and non-GAAP net income (loss) per share:
Basic:	24,811,112	20,000,000	22,405,557	20,000,000
Diluted:	25,408,465	20,000,000	23,052,554	20,000,000

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tyler Weiland
press@silvaco.com

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